EXHIBIT 99.1


                                 REVOCABLE PROXY

                          CHESTERFIELD FINANCIAL CORP.

                         SPECIAL MEETING OF STOCKHOLDERS

                               ____________, 2004

         The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of Chesterfield Financial Corp. (the "Company") with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") to be held at _________________, __________, _________ on __________ __, 2004,
at _______ [a.m.][p.m.], local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

PLEASE MARK VOTES AS IN THIS EXAMPLE |X|

1. Approval of the Agreement and Plan of Merger, dated as of June 5, 2004, by and among MAF Bancorp, Inc., Classic Acquisition Corp. and Chesterfield Financial Corp.

             FOR                   AGAINST                ABSTAIN
              _                       _                      _
             |_|                     |_|                    |_|


         The Board of Directors recommends a vote "FOR" approval of the Agreement and Plan of Merger.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

                                                    _
PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING |_|

         SIGN HERE -- THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

      SIGNATURE 1 -                 SIGNATURE 2 -
PLEASE KEEP SIGNATURE          PLEASE KEEP SIGNATURE
    WITHIN THE BOX                 WITHIN THE BOX              DATE (MM/DD/YYYY)
----------------------------- ---------------------------- ---------------------
----------------------------- ---------------------------- ---------------------

         Detach above card, sign, date and mail in postage-prepaid envelope provided.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later dated proxy statement prior to a vote being taken on a particular proposal at the Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a Proxy Statement/Prospectus dated ___________, 2004. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

         If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.